UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 20, 2015

Date of Earliest Event Reported: April 14, 2015

 Principal Solar, Inc.

(Exact name of registrant as specified in its charter)

333-193058
(Commission File Number)

Delaware	27-3096175
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Ervay Street

Dallas, TX 75201

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

2700 Fairmount Street Dallas, TX 75201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, the Board of Directors of Principal Solar, Inc. elected Mr. Scott Olson (age 44) to the company's Board of Directors. Scott is a managing member of Turtle Creek Holdings, LLC (TCH), an investment firm based in Dallas, Texas.

Mr. Olson has more than 17 years of diverse legal and business experience. He began his career at Andrews Kurth, LLP in 1998. From 2002 to 2003, he occupied the role of Managing Partner with Larson King, LLP. Mr. Olson then founded the Dallas office of Greenberg Traurig, LLP, an international law firm, and assumed the role of Managing Shareholder of the Greenberg Traurig Dallas Office until 2006. Mr. Olson also served as Global Co-head of Greenberg's Structured Finance & Derivatives Group, representing banks, borrowers, investors, servicing companies and other parties.

Mr. Olson has extensive experience in all types of financial transactions including securitization, project finance, M&A finance, insurance finance, commercial paper lending and general bank lending.

From 2006 to 2010, Mr. Olson was Managing Director of a Dallas based asset based hedge fund, PBL Capital, which managed over a billion dollars in investments.

Since 2010, Mr. Olson has taken on the role of advisor and/or investor in a variety of business opportunities including food manufacturing, environmentally safe chemicals manufacturing and sales, insurance and renewable energy. Scott also serves as a director in each private business.

In evaluating Mr. Olson's candidacy, the Company's Nominating / Corporate governance Committee considered his background and experience in transactional finance, large-scale project development, law, and international business and his financial acumen adds further strength and diversity to the Board of Directors. The Company's Board of Directors elected Mr. Olson to the Board by Unanimous Written Consent on April 14, 2015.

In addition to his professional leadership, Mr. Olson is committed to making an impact in the community. He is a long-time supporter of a number of charities including HIS Bridge Builders, an organization that creates and cultivates mentor relationships in inner-city communities. Additionally, Mr. Olson and his wife, Erin, have chaired fund raising galas for the Child Abuse Prevention Center and the American Heart Association.

Additionally, Mr. Olson is a member of the Board of Directors for the Prestonwood Church foundation and also the Master Cares Foundation, a ministry that builds schools, clinics, farms, and water wells in Uganda.

Mr. Olson holds a JD from Vanderbilt University Law School and served on the Vanderbilt Law School Board from 2009 through 2011. Mr. Olson received a BS in Accounting from the University of Alabama at Birmingham where he graduated magna cum laude and was awarded the Hugo Black Fellowship Award and, in 2005, was recognized as UAB Outstanding Young Alumni of the Year.

In March 2015, prior to his joining the Company's Board of Directors, TCH invested $1.0 million in the Common Stock of Principal Solar, Inc. at a price of $1.50 per share through a newly formed entity TCH Principal Solar, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: April 20, 2015	By:	/s/ David N. Pilotte
Chief Financial Officer